                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                UNIONBANCAL CORPORATION
------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 26, 2000

                            ------------------------

    The Annual Meeting of the Shareholders of UNIONBANCAL CORPORATION (the "Company") will be held on Wednesday, April 26, 2000, at 11:00 a.m. at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, for the following purposes:

    1. To elect twenty (20) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected;

    2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2000; and

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 10, 2000, as the record date for determining shareholders entitled to notice of and to vote in person or by proxy at the Annual Meeting or any adjournment thereof.

    Whether or not you presently plan to attend the Annual Meeting in person, the Board of Directors urges you to date, sign, and promptly return the enclosed proxy. Your giving of such proxy does not preclude your right to vote in person if you attend the Annual Meeting. A postage-prepaid return envelope is enclosed for your convenience in returning the signed proxy.

    Your early attention to the proxy will be appreciated.

                                          By Order of the Board of Directors,

                                          [/S/ JEAN C. NOMURA]

                                          Jean C. Nomura
                                          CORPORATE SECRETARY

San Francisco, California
Dated: March 30, 2000

    This notice was accompanied by a mailing of the Company's 1999 Annual Report to Shareholders. Additional copies of the Annual Report may be obtained from the Investor Relations Department, UnionBanCal Corporation, 400 California Street, San Francisco, California 94104 (415) 765-2969.

                            UNIONBANCAL CORPORATION
                             400 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 765-2969

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UNIONBANCAL CORPORATION (the "Company") to be used in voting at the Company's Annual Meeting of Shareholders to be held on Wednesday, April 26, 2000, at 11:00 a.m. at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, and at any adjournment thereof (the "Annual Meeting").

    This Proxy Statement and the accompanying form of proxy were first sent or given to shareholders on or about March 30, 2000.

    All expenses incident to the preparation and mailing of, or otherwise making available to all shareholders, the notice, proxy statement, and proxy will be paid by the Company. In addition to solicitation of proxies by the use of the mails, some of the officers and employees of the Company, who will receive no additional compensation for such services, may solicit proxies personally or by telephone. The Company will request brokers and nominees who hold Company stock in their name to furnish proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

    On March 10, 2000, the date for determining shareholders entitled to vote at the Annual Meeting, there were 163,419,889 shares outstanding of Common Stock ("Common Stock") of the Company. To the knowledge of the Company, the only shareholders owning of record or beneficially on such date more than 5% of the outstanding voting securities are shown in the following table:

                                                                               AMOUNT AND NATURE OF   PERCENT
       TITLE OF CLASS              NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP   OF CLASS
       --------------              ------------------------------------        --------------------   --------
Common Stock................   The Bank of Tokyo-Mitsubishi, Ltd. ("BTM")           105,566,801        64.60%
                                 7-1, Marunouchi 2-chome, Chiyoda-ku, Tokyo,
                                 100, Japan

    BTM INTENDS TO VOTE ITS SHARES IN FAVOR OF: THE ELECTION OF THE PERSONS NAMED AS NOMINEES FOR DIRECTOR IN THIS PROXY STATEMENT AND THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2000. APPROVAL OF THESE PROPOSALS BY THE SHAREHOLDERS IS THEREFORE ASSURED.

    Each outstanding share of Common Stock is entitled to one vote on all matters coming before the Annual Meeting. A majority of shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders.

    When proxies in the accompanying form are returned, properly dated and executed, the shares they represent will be voted at the Annual Meeting in accordance with the shareholder's directions. If no contrary instructions are given, the persons named in the proxy intend to vote the shares represented by the proxies (1) in favor of the election of the persons named as nominees for director in this Proxy Statement; (2) for ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2000; and (3) in accordance with their best judgment on any other matter which may come before the Annual Meeting. If any proxy is marked "withhold all" with regard to the election of directors, the shares which such proxy represents will not be voted either for or against the election of such directors.

    The giving of the proxy does not affect any shareholder's right to vote in person at the Annual Meeting, and a proxy may be revoked by appropriate notice in writing to the Corporate Secretary of the Company at 400 California Street, San Francisco, CA 94104, at any time before it is voted. Abstentions and "broker non-votes" (shares held by brokers or nominees which are present in person or represented by proxy at the Annual Meeting but as to which voting instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under rules applicable to brokers) are treated as shares that are present for purposes of determining the presence of a quorum.

                              CORPORATE GOVERNANCE

    The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and is incorporated in the State of California. The Company's principal subsidiary is Union Bank of California, N.A. (the "Bank"), a national banking association organized under the laws of the United States. The Company's 1999 Annual Report provides a review of the Company's operations during the past year.

    The Board of Directors met eleven (11) times in 1999. All incumbent directors attended at least 75% of the Company's Board of Directors and committee meetings held in 1999, except for Satoru Kishi and Kenji Yoshizawa. Directors who are not full-time officers of the Company or BTM or its affiliates received an annual combined retainer for service on the Company and Bank boards and meeting fees for Board meetings attended and for Board committee meetings attended. The annual combined retainer for service on the Company and Bank boards is $20,000 which is prorated and payable quarterly in advance. Directors who are not full-time officers of the Company or BTM or its affiliates were paid the following: a fee of $1,000 for each Board of Directors meeting attended except that, when Board meetings of the Company and the Bank were held on the same day, the total fee was limited to $1,000; and a fee of $1,000 for each Board committee meeting attended except that, when the same committees of the Company and the Bank had a combined meeting, the total fee was limited to $1,000. In addition, the annual combined retainer for service on the Company and Bank Boards for each non-officer committee chair is $5,000 pro-rated and payable quarterly in advance.

    On March 24, 1999, the Board of Directors approved the award pursuant to the UnionBanCal Management Stock Plan of non-qualified stock options to purchase 3,000 shares of the Company's common stock to be granted on June 1, 1999 (the "Grant Date") to each non-employee, non-expatriate director in office on June 1, 1999. The exercise price for the options is $35.50. The options are 100% vested and are exercisable 33 1/3% on the first three (3) anniversaries of the Grant Date. The term of the options is ten (10) years from the Grant Date or three (3) years after the director's retirement from service, whichever is earlier.

    The Company and the Bank have each established the Board committees described below. The membership of each committee is the same for the Company and the Bank, and the corresponding committees of both institutions usually hold combined meetings.

    The Audit & Examining Committee oversees the Company's financial reporting and control environment. It meets regularly with the Company's general auditor and its independent auditors to review the scope and results of their work as well as to review the Company's quarterly and annual financial statements and regulatory disclosures with the officers in charge of the Company's financial reporting, control and disclosure functions. The Committee also makes an annual recommendation to the Board of Directors of the Company's independent auditors (see Section II, Ratification of the Selection of Independent Auditors). In addition, the Committee reviews reports of examination conducted by bank and bank holding company regulatory agencies and follows up with appropriate management so that recommendations and corrective actions may be implemented. The Committee has a written charter, duly adopted by the Board of Directors. Directors who served on the Committee at December 31, 1999, were: Mary S. Metz, Chair; Raymond E. Miles; Sidney R. Petersen; and Henry T. Swigert. The Committee met nine (9) times in 1999.

    The Credit Policy & Review Committee oversees the credit functions of the Company including the overall credit portfolio, composite credit policies, credit review and examination policies, and the methodology and adequacy of the allowance for credit losses. It also reviews a compliance program for credit functions and the establishment and delegation of credit authority. In addition, the Committee reviews reports of examination conducted by bank and bank holding company regulatory agencies and follows up with appropriate management so that recommendations and corrective actions may be implemented. Directors who served on the Committee at December 31, 1999, were: Stanley F. Farrar, Chair;
Richard D. Farman; Harry W. Low; and Robert M. Walker. The Committee met seven
(7) times in 1999.

    The Executive Compensation & Benefits Committee reviews and approves executive officer compensation criteria and levels and oversees the Company's and the Bank's employee benefit plans. The Committee approves the compensation of the Chief Executive Officer and other executive officers. In addition, it approves restricted stock awards and stock option grants under the Company's Management Stock Plan. Please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation. Directors who served on the Committee at December 31, 1999, were: Richard D. Farman, Chair; Jack L. Hancock; Carl W. Robertson; and Henry T. Swigert. The Committee met seven (7) times in 1999.

    The Finance & Capital Committee is responsible for reviewing the Company's financial planning and performance, tax and capital management, dividend and investment policies, management of net interest margin and asset and liability management. Directors who served on the Committee at December 31, 1999, were:
Sidney R. Petersen, Chair; Stanley F. Farrar; Mary S. Metz; Takahiro Moriguchi; Carl W. Robertson; and Yoshihiko Someya. The Committee met four (4) times in 1999.

    The Nominating & Corporate Governance Committee is responsible for screening, interviewing, and proposing qualified candidates to fill vacancies on the Board of the Company and/or the Bank as they occur, including those submitted by the shareholders, if any, and recommending to the respective Board the director nominees to be elected by the shareholders at the Annual Meeting. In carrying out its responsibilities, the Committee also considers candidates recommended by shareholders. Directors who served on the Committee at December 31, 1999, were: Takahiro Moriguchi, Chair; Jack L. Hancock, Vice Chair; Richard D. Farman; J. Fernando Niebla; Carl W. Robertson; and Yoshihiko Someya. The Committee met three (3) times in 1999.

    Section 3.2 of the Bylaws of the Company regarding shareholder nomination for members of the Board of Directors, was revised effective January 27, 1999, and can be summarized as follows: Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding capital stock of the Company entitled to vote for the election of directors at the Annual Meeting of shareholders. Notice of intention to make any nominations by a shareholder shall be made in writing and shall be delivered or mailed to the Secretary at 400 California Street, San Francisco, CA 94104, not less than one hundred twenty (120) calendar days in advance of the date the Corporation's proxy statement was released to the shareholders in connection with the previous year's annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty
(30) days from the date contemplated at the time of the previous year's proxy statement, notice by the shareholder must be received by the

Secretary of the Corporation in a reasonable time before the Corporation mails its proxy statement. The notice is to contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
(c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the Company owned by the notifying shareholder. Nominations not made in accordance with these procedures may, in the discretion of the chair of the meeting, be disregarded and upon the chair's instructions, the inspectors of election can disregard all votes cast for each such nominee.

    The Public Policy Committee is responsible for identifying relevant political, social and environmental trends. The Committee monitors the Bank's programs which carry out the purposes of the Community Reinvestment Act, equal employment opportunity laws and other related federal, state and local programs. Directors who served on the Committee at December 31, 1999, were: Herman E. Gallegos, Chair; Richard C. Hartnack; Harry W. Low; Raymond E. Miles; and
J. Fernando Niebla. The Committee met four (4) times in 1999.

    The Trust Committee supervises the administration of the fiduciary powers of the Bank and the Company's non-fiduciary investment management activities. In addition, the Committee reviews reports of examination conducted by bank and bank holding company regulatory agencies, the Company's general auditor and its independent auditors and follows up with appropriate management so that recommendations and corrective actions may be implemented. Directors who served on the Committee at December 31, 1999, are: Carl W. Robertson, Chair; Herman E. Gallegos; Jack L. Hancock; J. Fernando Niebla; and Yoshihiko Someya. The Committee met nine (9) times in 1999.

    Other Company Board Committees are the Executive Committee of the Company Board which did not meet in 1999, and the Pricing Committee and Special Committee established in connection with the secondary offering of the Company's stock which met four (4) times and one (1) time, respectively in 1999.

    The other Bank Board committee is a National Bank Act Committee which met three (3) times in 1999.

    The Board of Directors has adopted a retirement policy which provides that any director who is employed full time by the Company or the Bank shall retire from the Board at age 65 and any director who is not employed full time by the Company or the Bank shall not stand for reelection at the Annual Meeting of Shareholders following the director's seventieth birthday. The Board provided an exception to this policy for director Kaoru Hayama who is 65 and for director Satoru Kishi who is over age 70.

                            I. ELECTION OF DIRECTORS

    Twenty (20) directors of the Company are to be elected at the Annual Meeting to serve until the next Annual Meeting of shareholders or until the earlier of retirement, resignation or their successors are elected. The nominees as set forth below are all presently directors of the Company, except for Mr. Andrews. A resolution of the Company's Board pursuant to the Bylaws of the Company sets the exact number of directors at twenty (20). All nominees, except for Messrs. Andrews, Kishi and Yoshizawa, are also directors of the Bank. If reelected as directors of the Company, all nominees, except for Messrs. Kishi and Yoshizawa, are expected to be reelected as directors of the Bank.

    Unless authority to vote for directors is withheld as to any or all of them, it is intended that shares represented by proxies in the accompanying form will be voted FOR the election of the persons listed below or, if one or more of such persons shall become unable or unwilling to accept nomination or election, FOR the election of such other persons as the President or Board of Directors of the Company may recommend in their place. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.

    The following information is furnished with respect to the nominees for director: name, age, the number of shares of the Company's and BTM's Common Stock beneficially owned by the nominee as of December 31, 1999, the nominee's business experience during the past five (5) years, directorships in other corporations, and periods of service as a director of the Company.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
David R. Andrews..........................      58                      -0-                      -0-
  Mr. Andrews has served as legal adviser
    to the US Department of State since
    August 1997. Mr. Andrews was a partner
    of McCutchen, Doyle, Brown & Enersen
    from 1981 through 1997.

Richard D. Farman.........................      64                    1,500                      -0-
  Mr. Farman has served as Chairman of the
    Board and Chief Executive Officer of
    Sempra Energy since July 1998.
    Mr. Farman has served as a director of
    Catellus Development Corporation since
    May 1997. Mr. Farman served as
    President and Chief Operating Officer
    of Pacific Enterprises from September
    1993 to July 1998. Mr. Farman has been
    a director of the Company since
    November 1988.

Stanley F. Farrar.........................      57                      -0-                    1,250
  Mr. Farrar has been a partner of
    Sullivan & Cromwell since October
    1984. He served as a director of
    BanCal Tri-State Corporation and The
    Bank of California, N.A. from June
    1984 until March 1996. Mr. Farrar has
    been a director of the Company since
    April 1996.

Herman E. Gallegos........................      69                      479                      -0-
  Mr. Gallegos has been an independent
    management consultant since January
    1982. He has served as a director of
    SBC Communications Inc. since April
    1997 and its predecessors since 1974
    and The California Endowment since May
    1996. Mr. Gallegos has been a director
    of the Company since November 1988.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
Jack L. Hancock...........................      69                    1,500                      -0-
  Mr. Hancock was Executive Vice President
    of Pacific Bell from February 1988
    until December 1993. He has been a
    director of Mpower Communications,
    Inc. since July 1996, Interlink
    Technology since December 1997 and
    Persistence Software since September
    1998. Mr. Hancock has been a director
    of the Company since July 1994.

Richard C. Hartnack.......................      54                  128,210(4)(5)                -0-
  Mr. Hartnack has served as Vice Chairman
    and head of the Community Banking
    Group of the Company and the Bank from
    April 1996 to September 1999 and as
    head of the Community Banking &
    Investment Services Group since
    September 1999. He served as Vice
    Chairman of Union Bank from June 1991
    until March 1996. Mr. Hartnack has
    been a director of the Company since
    June 1991.

Kaoru Hayama..............................      65                    1,000(1)                34,612
  Mr. Hayama has served as Chairman of the
    Company and the Bank since
    September 1998. Mr. Hayama served as
    Deputy President of BTM from April
    1996 to June 1998 and as Deputy
    President of Bank of Tokyo, Ltd. from
    June 1994 to April 1996. Mr. Hayama
    had previously served as a director of
    Union Bank during 1992-94, while also
    serving as The Bank of Tokyo, Ltd.
    resident senior managing director for
    the Americas. He was simultaneously
    chairman and chief executive officer
    of The Bank of Tokyo Trust Company in
    New York. Mr. Hayama has been a
    director of the Company since
    September 1998.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
Satoru Kishi..............................      70                      -0-                   45,224
  Mr. Kishi has been President of The Bank
    of Tokyo-Mitsubishi, Ltd., since
    January, 1998. Prior to that, he was
    Deputy President of BTM, from April,
    1996 and Deputy President of
    Mitsubishi Bank, Ltd. from February
    1992 through April 1996. Mr. Kishi
    has been a director of the Company
    since July 1999.

Harry W. Low..............................      69                    5,536                      -0-
  Justice Low has been a mediator and
    arbitrator with Judicial Arbitration &
    Mediation Services/Endispute, Inc.
    (JAMS/Endispute) since March 1992. He
    was the Presiding Justice for the
    State of California Court of Appeal,
    1st District until his retirement in
    January 1992. Justice Low has been a
    director of the Company since January
    1993.

Mary S. Metz..............................      62                    1,741                      -0-
  Dr. Metz has been President of S. H.
    Cowell Foundation since January 1999.
    She was the Dean of University
    Extension, University of California,
    Berkeley, from July 1991 to September
    1998. She was President of Mills
    College from 1981 to June 1990. Dr.
    Metz has served as a director of SBC
    Communications, Inc. and its
    predecessors since July 1986, Pacific
    Gas & Electric Co. since March 1986,
    and Longs Drugs Stores since February
    1991. Dr. Metz has been a director of
    the Company since November 1988.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
Raymond E. Miles..........................      67                      -0-                    1,214
  Professor Miles is Professor Emeritus of
    Organizational Behavior and Dean
    Emeritus of the Haas School of
    Business at the University of
    California in Berkeley where he has
    served since July 1963. He served as a
    director of BanCal Tri-State
    Corporation and The Bank of
    California, N.A. from January 1987 to
    March 1996. He has served as a
    director of Granite Construction Co.,
    Inc., since May 1988. Professor Miles
    has been a director of the Company
    since April 1996.

Takahiro Moriguchi........................      55                    6,000(1)                 9,400
  Mr. Moriguchi has served as President
    and Chief Executive Officer of the
    Company and the Bank since May 1997.
    He served as Vice Chairman and Chief
    Financial Officer of the Company and
    the Bank from April 1996 to May 1997.
    He served as Vice Chairman and Chief
    Financial Officer of Union Bank from
    June 1993 until March 1996. He served
    as General Manager of Bank of Tokyo,
    Ltd's Capital Markets Division 2 from
    May 1992 to May 1993. He has served as
    a director of BTM since April 1996 and
    as a director of Bank of Tokyo prior
    thereto. Mr. Moriguchi has been a
    director of the Company since June
    1993.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
J. Fernando Niebla........................      60                      150                      105(6)
  Mr. Niebla has served as President of
    International Technology Investors,
    LLC since December 1998. From December
    1995 through June 1998 he was Chairman
    and Chief Executive Officer of Infotec
    Commercial Systems and he was Chairman
    and CEO of Infotec Development Inc.
    from September 1979 to June 1996. He
    currently serves on the Boards of
    Pacific Life Corporation and Union
    Bank of California. He served as
    director of BanCal Tri-State
    Corporation and The Bank of
    California, N.A. from June 1994
    through March 1996. Mr. Niebla has
    been a director of the Company since
    April 1996.

Sidney R. Petersen........................      69                    2,279                      -0-
  Mr. Petersen has been a consultant and
    private investor since August 1984. He
    served as Chairman and Chief Executive
    Officer of Getty Oil Company until his
    retirement in July 1984. He has been a
    director of Avery Dennison Corporation
    since December 1981; NICOR, Inc. since
    May 1987; Sypris Solutions, Inc. since
    March 1998. Mr. Petersen has been a
    director of the Company since November
    1988.

Carl W. Robertson.........................      63                      -0-                    1,250
  Mr. Robertson has been the Managing
    Director of Warland Investments
    Company since January 1985. He served
    as a director of BanCal Tri-State
    Corporation and The Bank of
    California, N.A. from April 1975 to
    March 1996. Mr. Robertson has been a
    director of the Company since April
    1996.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
Yoshihiko Someya..........................      52                      -0-                   23,350
  Mr. Someya has served as Deputy
    Chairman, Credit and Administration
    since July 1998. He served as
    Executive Vice President, Credit
    Management Support and Liaison from
    March 1998 to July 1998. He served as
    Deputy General Manager of BTM's Osaka
    Branch from June 1996 to March 1998.
    From June 1995 until May 1996, he was
    the General Manager of The Mitsubishi
    Bank, Ltd's Financial Institutions
    Division and from June 1993 until May
    1995, he was Director and General
    Manager, Management Planning Division
    of DC Card Company, Ltd., a subsidiary
    of The Mitsubishi Bank. Mr. Someya has
    been a director of the Company since
    July 1998.

Henry T. Swigert..........................      69                      -0-                    5,250(7)
  Mr. Swigert has served as Chairman of
    ESCO Corporation since January 1979.
    From April 1989 until April 1996, he
    served as a director of BanCal
    Tri-State Corporation and The Bank of
    California, N.A. Mr. Swigert has been
    a director of the Company since April
    1996.

Robert M. Walker..........................      58                  183,897(4)(5)                -0-
  Mr. Walker has served as Vice Chairman
    of the Commercial Financial Services
    Group for the Company and the Bank
    since April 1996. He served as Vice
    Chairman with Union Bank from July
    1992 until March 1996. He has been a
    director of the Company since July
    1992.

                                                                                       SHARES OF COMMON
                                                              SHARES OF COMMON       STOCK OF THE BANK OF
                                                            STOCK OF UNIONBANCAL       TOKYO-MITSUBISHI,
      NAME AND PRINCIPAL OCCUPATIONS         AGE AS OF       CORPORATION OWNED            LTD. OWNED
        DURING THE LAST FIVE YEARS           MARCH 31,       BENEFICIALLY AS OF       BENEFICIALLY AS OF
         OF NOMINEES FOR DIRECTOR              2000       DECEMBER 31, 1999(2)(3)    DECEMBER 31, 1999(2)
      ------------------------------         ---------    -----------------------    --------------------
Hiroshi Watanabe..........................      59                      -0-                   26,079
  Mr. Watanabe has served as the Managing
    Director and Chief Executive Officer
    of BTM Headquarters for the Americas
    since July 1998. Prior to that he
    served as Managing Director and
    General Manager, Corporate Planning
    Division of BTM from April 1996 to
    July 1998, and he served in the same
    capacity in the Planning Division of
    Bank of Tokyo, Ltd. from June 1995 to
    April 1996. Mr. Watanabe served as a
    Director and General Manager Planning
    Division of the Bank of Tokyo, Ltd.
    from June 1992 to June 1995, and in
    various positions with the Bank of
    Tokyo, Ltd. prior to 1992.
    Mr. Watanabe has been a director of
    the Company since July 1998.

Kenji Yoshizawa...........................      68                      663(1)                46,665
  Mr. Yoshizawa has served as the Deputy
    President and director of BTM, since
    April 1996. He served as Deputy
    President and director of the Bank of
    Tokyo, Ltd. from June 1990 through
    March 1996. He served as Chairman and
    Chief Executive Officer of The Bank of
    Tokyo Trust Company from September
    1989 to September 1990. He also served
    as a Senior Managing Director and
    Managing Director of the Bank of
    Tokyo, Ltd. from April 1986 to June
    1990. Mr. Yoshizawa has been a
    director of the Company since
    September 1989.

All directors and executive officers as a
  group (28 persons)(1)(2)(4)(5)(6).......                          511,465                  209,988

------------------------

1   The 105,566,801 shares of Company Common Stock owned by BTM as of
    December 31, 1999, do not include the shares of Company Common Stock owned by Kaoru Hayama, Takahiro Moriguchi, Kenji Yoshizawa and executive officers of the Company who are associated as officers or directors of BTM.

2 All shares of Common Stock of the Company and BTM are held directly by the directors and executive officers of the Company and BTM, unless otherwise indicated. Of the 23,250 shares beneficially owned by Mr. Someya, 2,408.3 shares are held by an association in Japan which administers BTM's employee stock purchase plan. Of the 26,079 shares beneficially owed by Mr. Watanabe, 1,573 shares are held by the association. Of the 46,665 shares beneficially owned by Mr. Yoshizawa, 1,049 shares are held by the association. Messrs. Someya, Watanabe and Yoshizawa retain investment power for their shares held by said association. No director or executive officer of the Company or BTM, individually or as a group, owns beneficially more than 1% of the outstanding shares of Common Stock of the Company or BTM.

3 Includes shares beneficially owned, directly and indirectly, together with associates. Subject to applicable community property laws and shared voting or investment power with a spouse, the persons listed have sole voting and investment power with respect to such shares unless otherwise noted.

4 The shares indicated under the Company column include the following shares of restricted stock granted pursuant to the Management Stock Plan which are beneficially owned by the named individuals and the group as a whole:

                                                                      VESTED AND
                                                           UNVESTED    UNVESTED
                                                            SHARES      SHARES
                                                           --------   ----------
Richard C. Hartnack......................................    2,850      41,700
Robert M. Walker.........................................   16,350      16,350
Executive Officers as a group............................   32,562      78,247

5 The shares indicated under the Company Column include the following stock options granted pursuant to the Management Stock Plan which are beneficially owned by the named individuals and the group as a whole including stock options which became exercisable within sixty (60) days after December 31, 1999:

Richard C. Hartnack.........................................   64,500
Robert M. Walker............................................  124,497
Executive Officers as a group...............................  309,987

6 The shares indicated are held as American Depository Shares, each of which represents one share of BTM Common Stock.

7 The shares indicated are American Depository Shares held by the Henry T. Swigert Trust, each of which represents one share of BTM Common Stock.

           II. RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors recommends a vote FOR ratifying the selection of Deloitte & Touche LLP as independent auditors for the Company.

    The Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2000. The appointment was recommended by the Audit & Examining Committee. Shareholders are being asked to ratify this selection at the Annual Meeting. The firm of Deloitte & Touche LLP has audited the accounts of the Company since 1996 and is considered well qualified. Audit services include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities and with the Annual Report to Shareholders, and discussions regarding accounting principles and practices followed by the Company in preparing its financial statements.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are also expected to be available to answer questions.

      III. COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT AND OTHERS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for the last three fiscal years of the Chief Executive Officer of the Company, and the four (4) next most highly compensated named executive officers of the Company (other than the Chief Executive Officer) who served as executive officers on December 31, 1999 ("named executive officers").

                         SUMMARY COMPENSATION TABLE(1)

                                          ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                            ------------------------------------------------   ---------------------------------------
                                                                                         AWARDS              PAYOUTS
                                                                               --------------------------   ----------
                                                                                RESTRICTED     SECURITIES
                                        ACTUAL                OTHER ANNUAL     STOCK AWARDS    UNDERLYING   LONG-TERM
NAME & PRINCIPAL POSITION     YEAR      SALARY     BONUS     COMPENSATION(2)   IN DOLLARS(3)   OPTIONS(4)   INCENTIVES
-------------------------   --------   --------   --------   ---------------   -------------   ----------   ----------
Takahiro Moriguchi .......    1999(1)  $468,995   $      0       $24,894         $      0             0      $      0
  President and Chief         1998     $329,735   $      0       $18,809         $      0             0      $      0
  Executive Officer           1997     $378,785   $      0       $25,500         $      0             0      $      0

Kaoru Hayama .............    1999(1)  $520,091   $      0       $26,894         $      0             0      $      0
  Chairman of the Board       1998     $143,949   $      0       $10,022         $      0             0      $      0

Yoshihiko Someya .........
  Deputy Chairman             1999(1)  $423,502   $      0       $15,062         $      0             0      $      0
  of the Board                1998      299,651   $      0       $13,903         $      0             0      $      0

Richard Hartnack .........    1999(1)  $429,615   $350,000       $24,944         $      0        36,000      $171,046
  Vice Chairman               1998     $415,000   $250,000       $24.593         $      0        19,500      $      0
  of the Board                1997     $353,842   $240,000       $29,260         $ 53,100        15,000      $      0

Robert Walker ............    1999(1)  $429,615   $450,000       $45,647         $      0        36,000      $171,046
  Vice Chairman               1998     $413,627   $300,000       $38,816         $447,000        19,500      $      0
  of the Board                1997     $353,842   $240,000       $24,124         $ 53,100        15,000      $      0


                               ALL OTHER
NAME & PRINCIPAL POSITION   COMPENSATION(5)
-------------------------   ---------------
Takahiro Moriguchi .......      $    0
  President and Chief           $    0
  Executive Officer             $    0
Kaoru Hayama .............      $    0
  Chairman of the Board         $    0
Yoshihiko Someya .........
  Deputy Chairman               $    0
  of the Board                  $    0
Richard Hartnack .........      $6,921
  Vice Chairman                 $6,400
  of the Board                  $4,750
Robert Walker ............      $7,200
  Vice Chairman                 $6,400
  of the Board                  $6,263

------------------------------

(1) Messrs. Moriguchi, Hayama and Someya are not eligible to receive restricted stock awards, stock option grants, performance share awards, long-term incentive payments or annual bonuses to be paid in 2000 for 1999 performance. Their compensation takes into consideration the BTM Expatriate Pay Program which takes into account exchange rates, housing cost, and other related factors; see Executive Compensation & Benefits Committee Report on Executive Compensation-Overview, Policy Making Expatriate Officer Compensation, and Chief Executive Compensation for additional information.

   The data set forth in this table for the above five (5) officers includes all compensation awarded to, earned by or paid to them from any source for services rendered to the Company and its subsidiaries. One (1) additional executive officer received 1999 cash compensation that was greater than one
    (1) or more of the top five (5) officers' compensation. He is not included as a named executive officer because he is a lower ranking policy making officer than the listed named executive officers and because of anomalies created by the BTM Expatriate Pay Program.

(2) Includes perquisites and other personal benefits which did not exceed $50,000 or 10% of annual salary and bonus for the named executive officers.

(3) The value listed for restricted stock awards was based on the closing market price of the Company's Common Stock at grant date. A three-for-one (3-for-1) split of the Company's Common Stock took place on December 21, 1998 (the "3-for-1 Split"). Mr. Hartnack was granted -0- shares in 1999, -0- shares in 1998, and 2,400 shares in 1997 of restricted stock. Mr. Walker was granted -0- shares in 1999, 18,000 shares in 1998, and 2,400 shares in 1997 of restricted stock.

   The aggregate value of restricted stock awards as of December 31, 1999, held by Mr. Hartnack was $1,644,544 and by Mr. Walker was $644,803 based on the closing market price on December 31, 1999. Each award granted to Messrs. Hartnack and Walker vests ratably over four (4) years on the anniversary of the grant date for each award, except for the 1997 award which vested 100% on January 1, 2000. As of December 31, 1999, the total vested and unvested shares of restricted stock awards held by Mr. Hartnack was 41,700 and by Mr. Walker, 16,350. Program participants have the right to vote their restricted shares and receive dividends.

(4) Option shares granted to Mr. Hartnack and Mr. Walker reflect the number of shares as a result of the 3-for-1 Split.

(5) Includes dollar value of match, profit sharing, and stock discount contributions to the Union Bank of California 401(k) Plan.

STOCK OPTIONS

    The following two (2) tables summarize grants and exercises of options to purchase Common Stock during 1999 to or by the named executive officers, and with respect to option grants, the per-share exercise price, the expiration date of the options, and the grant date present value of options held by such persons at December 31, 1999. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money, unexercised options. The Company did not reprice any options during 1999 or any prior year, and did not provide executives Stock Appreciation Rights (SARs). In 1999, officers who are expatriates, including the Chairman, the President and Chief Executive Officer, and the Deputy Chairman, were not eligible to receive stock options; please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation: Overview.

                  OPTION GRANTS IN LAST FISCAL YEAR (1999)(1)

                       NUMBER OF SECURITIES   PERCENT OF TOTAL OPTIONS
                        UNDERLYING OPTIONS      GRANTED TO EMPLOYEES     EXERCISE   EXPIRATION   GRANT DATE PRESENT
NAME                         GRANTED               IN FISCAL YEAR         PRICE        DATE           VALUE(2)
----                   --------------------   ------------------------   --------   ----------   ------------------
Richard C. Hartnack..         36,000                    2.06%            $34.125      5/1/09          $351,720
Robert M. Walker.....         36,000                    2.06%            $34.125      5/1/09          $351,720

------------------------

(1) All options are nonqualified stock options to purchase shares of the Company's Common Stock. The exercise price of the options is 100% of the fair market value on the date the option was granted. Options are granted for a term of ten (10) years. The options become exercisable pro rata over three (3) years from the grant date, subject to continuous employment or earlier forfeiture if employment terminates.

(2) The grant date present value is based on the Black-Scholes option pricing model with assumptions believed applicable to the Company. The assumptions used in the model were projected volatility of 30.12%, risk-free rate of return of 5.15%, annual dividend yield of 2.23%, and average time to exercise of five (5) years. The actual value, if any, an executive may realize will depend on the excess of the actual stock price over the exercise price on the date the option is exercised.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                    SHARES                       OPTIONS AT                IN-THE-MONEY OPTIONS
                                   ACQUIRED                  FISCAL YEAR-END(1)            AT FISCAL YEAR-END(2)
                                      ON       VALUE     ---------------------------   -----------------------------
NAME                               EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                               --------   --------   -----------   -------------   -------------   -------------
Richard C. Hartnack..............    -0-        $-0-        64,500         54,003      $1,397,736.29    $334,447.02
Robert M. Walker.................    -0-        $-0-       124,497         54,003      $3,143,903.23    $334,447.02

------------------------

(1) Option shares have been adjusted to reflect the result of the 3-for-1 Split.

(2) The value of in-the-money options is calculated based on the amount by which the closing price of the stock at December 31, 1999 ($39.44) exceeds the exercise price. This value is represented by the post 3-for-1 Split closing price.

LONG-TERM INCENTIVE PLAN

    The following table provides information regarding awards made during 1999 under the 1997 UnionBanCal Corporation Performance Share Plan to the named executive officers, with the number of shares awarded under said plan, the applicable performance period, and the number of shares under the award (target and maximum amount). Messrs. Hartnack and Walker each were awarded the target number of 6,000 performance shares in 1999. In 1999, officers who are expatriates, including the Chairman, the President and Chief Executive Officer, and the Deputy Chairman were not eligible to receive Performance Share Plan Awards; please refer to the Executive Compensation & Benefits Committee Report on Executive Compensation: Overview.

            LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR(1)

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                   NON-STOCK PRICE-BASED PLANS
                                                                                 -------------------------------
                             NUMBER OF SHARES,     PERFORMANCE OR OTHER PERIOD   THRESHOLD    TARGET    MAXIMUM
NAME                       UNITS OR OTHER RIGHTS   UNTIL MATURATION OR PAYOUT       (#)        (#)        (#)
----                       ---------------------   ---------------------------   ---------   --------   --------
Richard C. Hartnack......          6,000           3 years                          -0-       6,000      12,000
Robert M. Walker.........          6,000           3 years                          -0-       6,000      12,000

------------------------

(1) Performance share awards shown in this table were granted in accordance with the 1997 UnionBanCal Corporation Performance Share Plan approved by the shareholders at the Annual Meeting on May 28, 1997. Under this plan, performance shares may be earned based on the Company's financial performance relative to its peer group. The value of a performance share will be equal to the average price of the Company's common stock during the final six (6) months of the performance period. The amounts payable at the end of the performance cycle will be equal to the earned award multiplied by the average price.

PENSION PLANS

    The following table indicates the estimated annual benefit payable to a covered participant in the Union Bank of California Retirement Plan, retiring at age 65, based on compensation and years of service to the Company, its participating subsidiaries and certain affiliates. Employees covered by the retirement plans of BTM, including Messrs. Moriguchi, Hayama and Someya, are excluded from participation. The amounts shown in the table reflect straight life annuity amounts and do not reflect any deduction for Social Security and other offset amounts and have been calculated without reference to the maximum limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code").

                               PENSION PLAN TABLE

                                                                      ANNUAL BENEFIT
                                                                   YEARS OF SERVICE(2)
                                                              ------------------------------
COMPENSATION(1)                                                  10         20         30
---------------                                               --------   --------   --------
100,000.....................................................   20,000     40,000     60,000
200,000.....................................................   40,000     80,000    120,000
300,000.....................................................   60,000    120,000    180,000
400,000.....................................................   80,000    160,000    240,000
500,000.....................................................  100,000    200,000    300,000
600,000.....................................................  120,000    240,000    360,000

------------------------

(1) Compensation covered by the Retirement Plan includes base salary only as of December 31, 1999, which was $435,000 for Mr. Hartnack, and $435,000 for Mr. Walker.

(2) As of December 31, 1999, Mr. Hartnack and Mr. Walker had 9 and 8 years of service, respectively.

    Benefits in excess of limitations imposed by the Code may be paid by the Company through individual supplemental retirement contracts, or to certain officers of the Company pursuant to its Supplemental

Executive Retirement Plan. The Union Bank Supplemental Executive Retirement Plan benefits were extended to senior vice presidents and other senior executives of Union Bank, including named executive officers of the Company, except
Messrs. Moriguchi, Hayama and Someya, on November 17, 1995. The Supplemental Executive Retirement Plan was amended on December 10, 1997, extending benefits to senior vice presidents and other senior executives of Union Bank of California, N.A. An enhanced Supplemental Executive Retirement Plan was extended to policy making officers on November 17, 1999. Certain officers of the pre-1988 Union Bank are participants in the Executive Supplemental Benefit Plan which provides a benefit equal to 20% or 30% of the officer's compensation, fixed at 1990 levels, payable for ten years.

EMPLOYMENT AGREEMENTS

    Richard C. Hartnack entered into an Employment Agreement with the Company when he began employment with the Company in 1991. The Company entered into a new Employment Agreement with Mr. Hartnack effective January 1, 1998 which supersedes the 1991 Employment Agreement. Mr. Hartnack is entitled, under certain circumstances (including termination by the Company without cause), to severance benefits including (a) the greater of (i) salary continuation of base salary for two (2) years plus a prorated bonus amount equal to the average of Mr. Hartnack's annual bonus (excluding an award of long term incentives) for the three (3) most recent bonus determination years; or (ii) the salary continuation amount payable under the Bank's then existing separation pay plan; (b) benefits payable to participants at or above the level of Executive Vice Presidents for this salary continuation period under the Bank's separation pay plan; and
(c) vesting in full of any target award amount under his outstanding grants of performance shares under the UNBC Performance Share Plan, and payment of such vested shares within 120 days following his termination of employment. Additionally, Mr. Hartnack will receive a supplement which will provide the actuarial equivalent of the extra amount Mr. Hartnack would receive under the Union Bank of California Retirement Plan if the limitations on benefits set forth in Sections 415 and 401(a)(17) of the Code did not apply. In addition, the supplement will provide the actuarial equivalent of the extra amount
Mr. Hartnack would receive if the Union Bank of California Retirement Plan had taken into account Mr. Hartnack's nine previous years of service with the First National Bank of Chicago. The supplement will be reduced by the actuarial equivalent of the lump sum distributions Mr. Hartnack has received from the qualified and non-qualified plans of First National Bank of Chicago and amounts payable under the Bank's Supplemental Executive Retirement Plan.

    Robert M. Walker entered into an Employment Agreement with the Company when he began employment with the Company in 1992. The Company entered into a new Employment Agreement with Mr. Walker effective January 1, 1998, which supersedes the 1992 Employment Agreement. Mr. Walker is entitled, under certain circumstances (including termination by the Company without cause), to severance benefits including (a) the greater of (i) salary continuation of base salary for two (2) years plus a prorated bonus amount equal to the average of Mr. Walker's annual bonus (excluding an award of long term incentives) for the three (3) most recent bonus determination years; or (ii) the salary continuation amount payable under the Bank's then existing separation pay plan; (b) benefits payable to participants at or above the level of Executive Vice Presidents for this salary continuation period under the Bank's separation plan; and (c) vesting in full of any target award amount under his outstanding grants of performance shares under the UNBC Performance Share Plan, and payment of such vested shares within 120 days following his termination of employment. Additionally, Mr. Walker will receive a pension supplement which consists of the actuarial equivalent of the extra amount Mr. Walker would receive under the Union Bank of California Retirement Plan if the limitations on benefits set forth in Sections 415 and 401(a)(17) of the Code did not apply. This supplement also credits Mr. Walker with an additional five (5) years of credited service. This pension supplement will be reduced by any amounts payable under the Bank's Supplemental Executive Retirement Plan.

EXECUTIVE COMPENSATION & BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's Executive Compensation & Benefits Committee (the "Committee") reviews and approves executive officer compensation criteria and levels, as well as overseeing the Company's employee benefit plans. It is the philosophy of the Committee to focus executive officers on the sustained creation of shareholder value by aligning senior management compensation directly with shareholder interests. In developing and monitoring these programs the Committee and the Company employ the services of a nationally known executive compensation consulting firm.

    For compensation purposes, the Company's executive officers are divided into three (3) groups: (1) executive officers of the Company named in the Summary Compensation Table, including the Company's Chairman, its President and Chief Executive Officer, its Deputy Chairman, and its two (2) Vice Chairmen;
(2) other policy making officers, who are the eight (8) Executive Vice Presidents who serve on the Executive Management Committee; and (3) other Executive Vice Presidents and certain Senior Vice Presidents with responsibility for matters that impact overall Company performance.

    The Committee approves all key elements of the Company's primary executive compensation and benefits program specifically for the named executive officers and the other policy making officers, and broadly oversees the design and implementation of all executive management incentive plans, subject to shareholder approval where required and/or appropriate. The Committee reviews reports from the Company's management on all elements of the compensation and benefits program for executive officers below the policy making level.

    Three (3) of the named executive officers, Messrs. Moriguchi, Hayama (a retired officer of BTM) and Someya, plus two (2) additional policy making officers, serve as executive officers of the Company on a rotational assignment from BTM ("policy making expatriate officers"). Accordingly, and as described below, during their tenure at the Company their compensation and benefits are approved by the Committee, taking into account the applicable compensation policies of BTM. In 1999, none of the policy making expatriate officers were eligible to receive annual bonuses, restricted stock awards, stock option grants, or performance share awards. Some compensation for services rendered to the Company is paid to the expatriate named executive officers from BTM and reimbursed by the Company to BTM under a services agreement. Such compensation is included in the Summary Compensation Table above.

EXECUTIVE COMPENSATION PHILOSOPHY

    It is the Company's philosophy to compensate executive officers in a manner that promotes the recruitment, motivation and retention of exceptional employees who will help the Company achieve its strategic business objectives and who can influence shareholder value.

    The Company's executive compensation philosophy is implemented through compensation programs based upon the following principles:

    - In general, an executive's total compensation and benefits package should be positioned at median competitive levels, taking into account the relative responsibilities of the executive officers involved and reflecting the Company's performance against both its business plans and the performance of its peers. In particular, base salaries should be at the median level of competitive salaries, and incentives should relate to the Company's performance in comparison with the Company's business objectives and peer group performance levels.

    - The total compensation and benefits package is designed to provide an appropriate mix of fixed and variable compensation to support a strong pay-for-performance relationship, subject to the special circumstances applicable to policy making expatriate officers.

    - Compensation and benefits programs are intended to promote teamwork and mutual support among the Company's executive officers.

    - Performance-based compensation is tied to performance measures believed to heavily influence shareholder value and which can be influenced by the Company's executive officers. These measures include both growth and returns.

    - Annual bonuses are based on the achievement of the Company's Annual Financial Plan.

    - A long-term incentive program, including stock options granted at market value, restricted stock awards and long-term performance share awards is designed to encourage executive retention and link executive compensation directly to long-term shareholder interests; performance share awards component is based on the Company's performance compared to the performance of the specified peer group.

    - Compensation plans should be easy to understand and communicate.

PEER GROUP

    The Company uses a peer group of banks to compare all of the primary elements of the executive officer compensation and benefits program. Although the exact identity of peer group institutions varies from time to time, the Company's current peer group includes 18 banks drawn from the 50 included in the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc. These peer banks are compared on a variety of financial ratios and are used for the competitive compensation analysis. The peer group was developed in part in consultation with the consulting firm retained by the Company. As a result of the consolidation in the banking industry, for 2000, the Company has added or changed some of the banks in the peer group.

BASE SALARY

    Executive base salaries are established relative to comparable positions in other peer banks, taking into account the relative responsibilities of the executive officers involved. In general, the Company targets base salaries at the median competitive levels to attract and retain highly experienced and qualified executive officers. Where the responsibilities of executive positions in the Company exceed those typically found among other banks or play a particularly critical role at the Company, base salaries may be targeted above median competitive levels. In determining salaries, the Committee also takes into account individual leadership and vision, experience and performance, as well as internal equity relative to other positions within the Company, and specific issues particular to the Company and the position involved.

ANNUAL BONUSES

    The purpose of the annual bonus plan is to provide a median competitive annual incentive opportunity at target performance levels. Target awards under the plan represent the median of the competitive market for comparable executive positions at banks of similar size and focus. Actual awards are determined based on the performance of the Company and the individual participant.

    For 1999, participating executive officers were eligible to earn annual bonuses under the Company's Senior Management Bonus Plan based on the Company's achievement of predetermined return on equity and net income performance objectives, as well as individual performance and contributions.

    For 2000, participants under the Senior Management Bonus Plan include all Senior Vice Presidents and above with responsibility for matters that impact overall Company performance (including the named executive officers other than the three (3) policy making expatriate officers). Participants are assigned target bonuses comparable to median competitive levels. The size of the bonus fund will be based on the Company's performance on two (2) measures: (1) return on average common equity; and (2) net income, relative to the Company's 2000 Financial Plan.

    The bonus fund size may vary up to two (2) times aggregate target bonuses based on the Company's performance on these two (2) measures. In addition, the Committee may increase or decrease the bonus fund within certain limits based on the Company's performance in other areas, including strategic and organizational achievements, other financial measures, and relative performance against its peers. Individual bonus awards will be based on individual performance and contributions.

LONG-TERM INCENTIVE PROGRAM

    The Company provides long-term incentive awards to individuals who can impact the Company's long-term performance and value. Target awards are comparable to median competitive levels. For 1999, participants were eligible to receive grants consisting of one (1) or more types of long-term incentives, including stock options and performance share awards. Grants are based on an individual's scope and level of responsibilities within the Company and reflect competitive practices for similar positions in peer companies. The performance share awards are based on the Company's performance compared to the performance of its peer group.

STOCK OPTIONS AND RESTRICTED STOCK

    The Company believes in tying rewards for eligible executive officers directly to the Company's long-term success and increases in shareholder value through stock option grants and restricted stock awards. These enable executive officers to develop and maintain a stock ownership position in the Company's Common Stock. The amounts of long-term incentives are generally targeted at median competitive levels (taking into account the responsibilities of the officers involved). The Company continues to place greater emphasis on the use of stock options rather than restricted stock in incentive awards. In 1999, the Company also granted stock options to non-employee directors. No restricted stock awards were granted in 1999 to executive officers. In 1999, expatriate officers were not eligible to participate in the Management Stock Plan.

    In addition to equity awards to executive officers and non-employee directors, the Company grants stock options to those employees who make an exceptional contribution to the results of the Company throughout the year. The Company believes that these awards are in the best interests of the shareholders and that they are highly motivational and further align high-performing employees with shareholder interests.

    The UnionBanCal Corporation Management Stock Plan ("Management Stock Plan") authorizes the issuance of up to 6,600,000 shares of the Company's Common Stock to certain employees of the Company and its subsidiaries as grants of stock options and awards of restricted stock. The 6,600,000 share maximum represented approximately 4% of the Company's Common Stock outstanding as of December 31, 1999. Canceled or forfeited options and restricted stock become available for future grants.

    Effective January 1, 2000, the shareholders approved the Year 2000 UnionBanCal Corporation Management Stock Plan (the "2000 Management Stock Plan") with a 10,000,000 share authorization.

    The Committee determines the term of each stock option grant to executive officers, up to a maximum of ten (10) years from the date of grant. The exercise price must not be less than the fair market value on the grant date. In general, options vest or become exercisable in thirds over three (3) years, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires under certain grant, age and service conditions.

    In general, awards of restricted stock vest in fourths over four (4) years from the grant date, provided that the employee has completed the specified continuous service requirement, or earlier if the employee dies or is permanently and totally disabled or retires under certain grant, age and service conditions. Holders of restricted stock have the right to vote their restricted shares and to receive dividends.

    On November 17, 1999, the Company instituted stock ownership guidelines for its policy making officers and Board members as recommended by the Committee and approved by the full Board of Directors. Within the five (5) year compliance period, each non-employee, non-expatriate director should own shares of the Company's common stock with a value of five (5) times the director's annual retainer, currently $20,000.00. Each non-expatriate executive officer should own common stock with a value of two (2) times the officer's annual salary. Each Vice Chairman should own common stock with a value of four (4) times annual salary.

    Stock ownership under these guidelines includes (a) common stock owned personally or in trust for the benefit of the Director and policy making officers; (b) vested shares held in any benefit plan, including any IRA; and
(c) 50% of the embedded value of vested "in the money" stock options.

    Directors and policy making officers should comply with these ownership guidelines by November 17, 2004 or, in case of new directors or executive officers, within five (5) years of the date of election or appointment.

UNIONBANCAL CORPORATION PERFORMANCE SHARE PLAN

    The UnionBanCal Corporation Performance Share Plan provides compensation in the form of performance shares that is linked to shareholder value in two ways:
(1) the market price of the Company's Common Stock; and (2) performance as measured on return on equity, a performance measure closely linked to value creation. Pursuant to the Plan, the Committee sets performance goals and participants will only earn and be paid for performance shares upon the attainment of such performance goals.

    For 1999, non-expatriate policy making officers received grants of performance shares which may be redeemed in cash three (3) years after the date of grant. The value of a performance share is equal to the market price of the Company's Common Stock. The number of performance shares actually earned at the end of the performance period will be based on the Company's percentile ranking among its peer group in performance on return on equity. A participant must be an employee in good standing throughout the three (3) year performance period, except in the case of death, permanent disability, or retirement, in order to be eligible for an award. In 1999, policy making expatriate officers did not participate in this plan.

OTHER BENEFITS

    Senior Vice Presidents and above are eligible to defer base salary and incentives and outside directors are eligible to defer directors' fees for payment at a future date designated by the executive officers or outside directors under the Union Bank of California Deferred Compensation Plan. The average Treasury Constant Maturities Rate, calculated quarterly based on a rolling average for the previous 12 months, is credited on deferred funds at the end of each calendar quarter.

    Selected executive officers, excluding policy making expatriate officers, are also eligible for retirement benefits under supplemental plans designed to continue coverage amounts otherwise limited under the qualified plan. Executive officers may also be eligible for other benefits and perquisites.

POLICY MAKING EXPATRIATE OFFICER COMPENSATION

    Policy making expatriate officer compensation is approved by the Committee, taking into account the BTM Expatriate Pay Program. The BTM Expatriate Pay Program incorporates a number of different elements, including overseas base salary, certain allowances, and tax gross up payments. The BTM Expatriate Pay Program is a Japanese Yen based system and, as a result, exchange rate fluctuations may yield significantly differing dollar denominated compensation levels from year to year.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer's base salary is approved by the Committee, taking into account the BTM Expatriate Pay Program, which the Committee reviews in comparison with competitive bank chief executive officer compensation. His compensation is therefore only indirectly related to the performance of the Company from year to year. In 1999, the Chief Executive Officer was also ineligible for annual bonuses, stock option grants, restricted stock grants, and performance share awards generally available to peer group chief executive officers and to non-expatriate Company officers. However, the Committee believes that the Chief Executive Officer's past performance and his long-term relationship with BTM manifest ample motivation, notwithstanding his ineligibility for these compensation programs.

DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Code limits the tax deductibility by a company of certain compensation in excess of $1 million paid to the chief executive officer of the company or the four (4) most highly compensated officers. However, performance based compensation is excluded from the $1 million limit.

    Compensation attributable to stock options under the Management Stock Plan is treated as performance-based under Code Section 162(m) if (1) the grant is made by the Committee; (2) the Management Stock Plan restricts the number of shares for which options may be awarded to an executive during a specified period; and (3) the compensation that the executive may receive is based solely on an increase in the value of the stock after the date of grant. The UnionBanCal Corporation Performance Share Plan also is designed to provide compensation which is treated as performance-based under Code Section 162(m). Grants of restricted stock under the Management Stock Plan are not considered performance-based compensation under Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

    While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy. The Committee intends to establish executive officer compensation programs which will maximize the Company's tax deductions, if the Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its shareholders. From time to time, the Committee may award compensation which is not fully tax deductible if the Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its shareholders.

                                          EXECUTIVE COMPENSATION &
                                            BENEFITS COMMITTEE

                                          Richard D. Farman--Chairman
                                          Jack L. Hancock
                                          Carl W. Robertson
                                          Henry T. Swigert

                         COMMON STOCK PERFORMANCE GRAPH

    The following Common Stock Performance Graph compares the yearly percentage change, on a dividend reinvested basis, in the cumulative total stockholder return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., for the five-year period commencing December 31, 1994. The stock price performance depicted in the Performance Graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DATE      UB   KBW50  S&P500   UNBC    KBW50   S&P500
12/31/94  100    100     100  154.653  214.61  232.98
03/31/95  131    113     110  202.156  243.34  255.66
06/30/95  162    130     120  250.234  278.14  280.07
09/30/95  205    150     130  316.659  322.90  302.32
12/31/95  211    160     138  326.525  343.72  320.52
03/31/96  215    177     145  332.548  380.23  337.73
06/30/96  209    178     151  322.569  381.91  352.88
09/30/96  197    200     156  304.084  428.81  363.79
12/31/96  212    227     169  327.985  486.21  394.12
03/31/97  223    237     174  344.263  508.77  404.68
06/30/97  292    272     204  450.829  584.55  475.33
09/30/97  353    313     219  545.270  671.64  510.93
12/31/97  440    331     226  681.056  710.80  525.61
03/31/98  410    369     257  634.689  792.00  598.93
06/30/98  399    370     266  616.770  793.55  618.70
09/30/98  361    291     239  557.746  623.99  557.16
12/31/98  426    359     290  659.405  769.64  675.82
03/31/99  429    370     305  663.309  793.02  709.49
06/30/99  458    395     326  707.743  847.77  759.49
09/30/99  462    336     306  714.020  720.93  712.07
12/31/99  505    346     351  780.906  742.91  818.02

------------------------

(1) Assumes $100 invested on December 31, 1994, in Company Common Stock, S&P500 Index and KBW50 Index and reinvestment of all quarterly dividends.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

    The Company and the Bank have had, and expect to have in the future, banking and other transactions in the ordinary course of business with BTM and with its affiliates and associates. During the year ending December 31, 1999, such transactions included, but were not limited to, origination, participation, servicing and remarketing of loans and leases, purchase and sale of acceptances and interest rate derivatives, foreign exchange transactions, funds transfers, custodianships, electronic data processing, investment advice and management, deposits and trust services. In the opinion of management, such transactions were made at prevailing rates, terms and conditions and do not involve more than the normal risk of collectibility or present other unfavorable features.

    In addition, the Bank has had and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and executive officers and their associates, including transactions with corporations and other entities of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. The loans included among such transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

    Loans by the Bank to directors and executive officers of the Company and to entities controlled by them are subject to limitations as to amount and purpose as prescribed by the Federal Reserve Act. For example, extensions of credit by the Bank in excess of $500,000 to directors and executive officers of the Company and their related interests require the prior approval of a majority of disinterested directors of the Bank. All extensions of credit to such persons must be made on nonpreferential terms. In addition, the Bank may not extend credit in excess of $100,000 to any executive officer of the Bank, unless the purpose is to finance the education of the officer's children or the purchase, construction, maintenance or improvement of the officer's residence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following persons served as members of the Executive Compensation & Benefits Committee during 1999: Richard D. Farman, Chair; Jack L. Hancock;
Carl W. Robertson; and Henry T. Swigert. In the case of each such director (except Jack L. Hancock), either the individual director, or an entity controlled by the director, had loans or other extensions of credit outstanding from the Bank during 1999. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. Such loans did not involve more than the normal risk of collectibility or present unfavorable features.

COMPLIANCE WITH SECTION 16 OF THE 1934 ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of any equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, the Company believes that, during 1999, all Section 16 filing requirements applicable to its officers and directors were complied with, except with respect to Charles L. Pedersen.

    During 1999, Mr. Pedersen inadvertently failed to file a timely report on a Form 4 concerning a sale within his 401(k) account effective June 21, 1999. This transaction was reported on a Form 4 filed in August, 1999.

               V. SHAREHOLDER PROPOSALS FOR 2001 PROXY STATEMENT

    Shareholders who expect to present a proposal at the 2001 Annual Meeting of shareholders for publication in the Company's proxy statement and action on the proxy form or otherwise for such meeting must submit their proposal by December 31, 2000. The proposal must be mailed to the Corporate Secretary of the Company at 400 California Street, San Francisco, CA 94104.

                               VI. OTHER MATTERS

    The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that set forth in the Notice of Annual Meeting of Shareholders. However, if other business properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          [/S/ JEAN C. NOMURA]

                                          JEAN C. NOMURA
                                          CORPORATE SECRETARY

Dated: March 30, 2000

                            UNIONBANCAL CORPORATION

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY [ ]

[---------------------------------------------------------------------------]

                                                                 For All except
                                                                 nominees
1. Election of directors           For All     Withheld All    written in below
                                     [ ]           [ ]                [ ]
D. Andrews,
R. Farman, S. Farrar,
H. Gallegos, J. Hancock,
R. Hartnack, K. Hayama,
S. Kishi, H. Low, M. Metz,
R. Miles, T. Moriguchi,
J. Niebla, S. Petersen,
C. Robertson, Y. Someya,
H. Swigert, R. Walker,
H. Watanabe, K. Yoshizawa


2. Proposal to ratify the Selection of Deloitte &    For  Against  Abstain
Touche LLP as independent Auditors for UnionBanCal   [ ]    [ ]      [ ]
Corporation for the year ending December 31, 2000

                                                     [ ] Will attend
                                                     [ ] Will not attend



                                                    This Proxy will be
                                                    voted as specified,
                                                    or if no choice is
                                                    specified, will be
                                                    voted for proposals
                                                    1 and 2.

                                                    Dated:          , 2000

                                                    --------------------------
                                                             Signature

                                                    --------------------------
                                                    Signature, if held jointly

(Please sign EXACTLY as your name appears on your stock certificate and this proxy. Executors, administrators, trustees, guardians, attorneys, etc., should give their full title. If signer is a corporation, please give full corporate name and sign by a duly authorized officer, stating the officer's title. If a partnership, please sign in partnership name by authorized person.)

FOLD AND DETACH HERE

                           UNIONBANCAL CORPORATION
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 26, 2000

Yoshihiko Someya and Nobuhiro Fukaya, or either of them, each with the power of substitution, is hereby authorized to represent and to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of UnionBanCal Corporation, to be held at 11:00 a.m. on Wednesday, April 26, 2000, at the Mandarin Oriental Hotel, Embassy Room, 222 Sansome Street, San Francisco, California, or any adjournment thereof as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2 AND 3, AND, WITH RESPECT TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES.